EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated January 14, 2007, accompanying the consolidated financial statements included in this Amendment No. 1 to the Annual Report of Toreador Resources Corporation on Form 10-K/A for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Toreador Resources Corporation on Forms S-8 (File No. 333-88475, effective October 5, 1999, File No. 333-39309, effective November 3, 1997, File No. 333-14145, effective October 15, 1996, File No. 333-53632, effective January 12, 2001, File No. 333-99959, effective September 20, 2002, File No. 333-125050, effective May 19, 2005 and File No. 333-134144, effective May 15, 2006) and on Forms S-3 (File No. 333-52522, effective January 19, 2001, File No. 333-65720, effective July 30, 2001, File No. 333-118376, effective August 31, 2004, File No. 333-118377, effective August 31, 2004 and File No. 333-129628, effective November 30, 2005).
/s/ GRANT THORNTON LLP
Dallas, Texas
January 14, 2007